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SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
Scherer Healthcare, Inc. (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SCHERER HEALTHCARE, INC.
120 Interstate North Parkway, S.E.
Suite 305
Atlanta, Georgia 30339

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, SEPTEMBER 18, 2002

        NOTICE HEREBY IS GIVEN that the 2002 Annual Meeting of Stockholders of Scherer Healthcare, Inc. (the "Company") will be held in the Princeton Hall Room at 4403 Northside Parkway, Atlanta, Georgia 30327, on Wednesday, September 18, 2002, at 10:00 a.m., local time, for the purposes of considering and voting upon the following matters:

  1.
  A proposal to elect five directors to serve until the 2003 Annual Meeting of Stockholders.

  2.
  Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

        Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on August 5, 2002, are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors.
/s/ ROBERT P. SCHERER, JR. Robert P. Scherer, Jr. Chairman of the Board, President and Chief Executive Officer

Atlanta, Georgia
August 15, 2002

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

SCHERER HEALTHCARE, INC.
120 Interstate North Parkway, S.E.
Suite 305
Atlanta, Georgia 30339

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 18, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

Stockholders Meeting

        This Proxy Statement is furnished to the stockholders of Scherer Healthcare, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2002 Annual Meeting of Stockholders and at any adjournments or postponements thereof (the "Annual Meeting"). The Annual Meeting will be held in the Princeton Hall Room at 4403 Northside Parkway, Atlanta, Georgia 30327, on Wednesday, September 18, at 10:00 a.m., local time.

        The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is August 15, 2002.

Stockholders Entitled to Vote

        The securities that can be voted on at the Annual Meeting consist of common stock of the Company, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of common stock who are entitled to receive notice of and to vote at the Annual Meeting is August 5, 2002. On the record date, approximately 4,390,264 shares of common stock were outstanding and eligible to be voted at the Annual Meeting.

Counting of Votes

        The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, all votes "FOR" and instructions to withhold authority to vote will be used.

        In voting with regard to the proposal to elect directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve the proposal to elect directors is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, votes that are withheld will not be counted and will have no effect in the election of directors.

        Under the rules of the New York Stock Exchange and the American Stock Exchanges (the "Exchanges") that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals that are considered "discretionary" proposals under the rules of the Exchanges. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

        As of August 5, 2002 (the record date for the Annual Meeting), the current directors and executive officers of the Company owned or controlled the power to vote approximately 2,775,878 shares of common stock of the Company eligible to be voted at the meeting, constituting approximately 63.2% of the outstanding common stock. The Company believes that the holders of more than a majority of the common stock outstanding on the record date will vote all of their shares of common stock in favor of the election of the director nominees and, therefore, the presence of a quorum and the election of the director nominees is reasonably assured.

Proxies

        Stockholders should specify their choices with regard to the election of the director nominees on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted thereon. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted "FOR" the election of all director nominees. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

        Any stockholder delivering a proxy has the power to revoke it at any time before it is voted, by giving written notice to the Secretary of the Company, at 120 Interstate North Parkway, S.E., Suite 305, Atlanta, Georgia 30339, by executing and delivering to the Secretary of the Company a proxy card bearing a later date or by voting in person at the Annual Meeting; provided, however, that under the rules of the Exchanges, any beneficial owner of the Company's common stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchanges.

        In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of the Company's common stock as of March 31, 2002, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's common stock, (ii) each member of the Company's Board of Directors and each nominee to serve on the Board of Directors, (iii) the executive officer of the Company named in the Summary Compensation Table herein (the "named executive officer"), and (iv) all current directors and executive officers of the Company as a group, based in each case on information furnished to the Company by such persons or entities. The Company believes that each of the named individuals and group has sole voting and investment power with regard to the shares shown except as otherwise noted.

Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class
Robert P. Scherer, Jr. Chairman of the Board, President, Chief Executive Officer, Director and Principal Stockholder	2,657,835	(2)	60.5%
RPS Investments, Inc. Principal Stockholder	1,244,234.5	(2)	28.3
Settlement Voting Trust Principal Stockholder	562,738.5	(2)(3)	12.8
SunTrust Bank Principal Stockholder	340,212	(4)	7.7
Stephen Lukas, Sr. Director	3,000		*
Kenneth H. Robertson Director	3,000		*
Joel M. Segal Director	128,710		3.0
William J. Thompson Director	75,000	(5)	1.7
All current directors and executive officers as a group (6 persons)	2,880,878	(6)	65.6

*
Indicates beneficial ownership of less than one percent.

(1)
Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange Commission regulations and, as a result, certain outstanding shares are deemed to be beneficially owned by more than one person or entity.

(2)
The shares shown as owned by Mr. Scherer include 1,244,234.5 shares owned by RPS Investments, Inc. As chairman and sole stockholder of RPS Investments, Inc., Mr. Scherer is deemed to be the beneficial owner of the shares. The shares shown also include 562,738.5 shares held by a Settlement Voting Trust for the benefit of Mr. Scherer's four adult children. Mr. Scherer is the trustee of the Settlement Voting Trust and entitled to vote the shares. The shares shown also include 340,212 shares that Mr. Scherer holds as co-trustee with SunTrust Bank of a residuary trust for the benefit of his family. Mr. Scherer and SunTrust Bank share voting and investment power with regard to such shares. The shares shown as owned by Mr. Scherer includes 66,667 shares issuable upon exercise of options that will be exercisable within 60 days of March 31, 2002. The address of Mr. Scherer, RPS Investments, Inc., and the Settlement Voting Trust is 4403 Northside Parkway, Suite 1103, Atlanta, Georgia 30327

(3)
The shares shown are held in a Settlement Voting Trust for the benefit of Mr. Scherer's four adult children with Mr. Scherer as trustee. Mr. Scherer is entitled to vote the shares held in the Settlement Voting Trust. See Note (2) above.

(4)
The shares shown are beneficially owned by SunTrust Bank as co-trustee with Mr. Scherer of a residuary trust for the benefit of Mr. Scherer's family and voting and investment power is shared with Mr. Scherer, co-trustee of the residuary trust. See Note (2) above. SunTrust Bank's address is 25 Park Place, N.E., Atlanta, Georgia 30303.

(5)
The shares shown as owned by Mr. Thompson are issuable upon exercise of options that will be exercisable within 60 days of March 31, 2002.

(6)
The shares shown include 2,147,185 shares with respect to which voting or investment power is shared and 155,000 shares issuable upon exercise of options that will be exercisable within 60 days of March 31, 2002. See Notes above.

PROPOSAL 1
ELECTION OF DIRECTORS

Introduction

        The Board of Directors has set the authorized number of directors of the Company at five and nominated Stephen Lukas, Sr., Kenneth H. Robertson, Robert P. Scherer, Jr., Joel M. Segal, and William J. Thompson for re-election as directors at the 2002 Annual Meeting. Each of the nominees currently is a director of the Company. If re-elected as directors at the Annual Meeting, each of such persons would serve until the 2003 Annual Meeting of Stockholders and until their successors are duly elected and qualified. There are no family relationships between any of the directors or executive officers of the Company.

        Each of the nominees has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

        The Board of Directors unanimously recommends that the stockholders vote "FOR" the Proposal to elect Stephen Lukas, Sr., Kenneth H. Robertson, Robert P. Scherer, Jr., Joel M. Segal, and William J. Thompson as directors to serve until the 2003 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Information Concerning the Nominees for Director

        Set forth below is certain biographical information, regarding the five nominees for director, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

Stephen Lukas, Sr.

  Mr. Lukas, 76, has been president and director of Vienna Woods Limited, a family holding company located in Ontario, Canada, since 1974. He has been president and director of Omnipharm S.A., a holding company located in Geneva, Switzerland, since January 1998. He has been a director of Galena A.S., a pharmaceutical manufacturing company located in the Czech Republic, since 1994. From 1992 to December 1997, Mr. Lukas was president, chief executive officer, and a director of Goldcaps, Inc., a subsidiary of IVAX Corporation that is engaged in the production and marketing of soft gelatin capsules. He also served as vice president, business development of IVAX Corporation from January 1993 to December 1997. Mr. Lukas has been a director of the Company since 1989.

Kenneth H. Robertson

  Mr. Robertson, 67, has been managing member of Robertson & Partners LLC, a private investment company, since January 1997. From 1987 to December 1999, he was chief executive officer of Conference-Call USA, Inc., which derives its revenue from conference call services, video conferencing, voice messaging and reselling international long distance. He was chairman of Conference-Call USA, Inc. from 1988 to 1996. Mr. Robertson also was financial managing partner of Print Marketing Concepts L.P., which published television program guides for newspapers, from 1984 to 1996. In addition, Mr. Robertson has been the principal owner and developer of a self-storage warehouse and business incubator operation in Chicago, Illinois, since 1977. He has been a director of the Company since 1980 and served as vice president of the Company in 1980 and as president from July 1981 to June 1983.

Robert P. Scherer, Jr.

  Mr. Scherer, 69, has been chairman of the Board of Directors and chief executive officer of the Company since February 1995 and president since May 1998. Mr. Scherer has been a director of the Company since 1977. He has been chairman of the board of directors and chief executive officer of RPS Investments, Inc. since its formation in January 1980. He was chairman of the board of directors and chief executive officer of Marquest Medical Products, Inc. ("Marquest") from 1995 until July 1997. Marquest was a majority owned subsidiary of the Company until its sale in July 1997.

Joel M. Segal

  Mr. Segal, 68, has been a director of the Company since September 2000. Prior to his retirement in February 1999, Mr. Segal was the executive vice president of McCann-Encloan, Inc., an advertising company.

William J. Thompson

  Mr. Thompson, 68, has been a director of the Company since 1984. Mr. Thompson was the president and chief operating officer of the Company from 1984 to July 1997. Mr. Thompson was a director of Marquest from 1993, and its president and chief operating officer from 1995, in each case until the Company's sale of Marquest in July 1997.

Board of Directors Meetings and Committees

        The Board of Directors conducts its business through meetings of the Board and through its committees. In accordance with the bylaws of the Company, the Board of Directors has the authority to establish an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee.

        The Executive Committee, during intervals between meetings of the Board, may exercise the powers of the Board of Directors, except with regard to a limited number of matters, which include amending the Certificate of Incorporation or bylaws of the Company, declaring a dividend or authorizing the issuance of capital stock of the Company, adopting an agreement of merger or consolidation on behalf of the Company, and recommending to the stockholders of the Company a sale of substantially all of the assets of the Company or the dissolution of the Company. All actions of the Executive Committee are submitted for review and ratification by the full Board of Directors. Currently, the Board of Directors has not established an Executive Committee.

        The Compensation Committee is responsible for determining the compensation of the directors, officers and employees of the Company and for administering the Company's employee benefit plans.

See "Executive Compensation—Stock Option Plans" herein. The Compensation Committee is composed of Messrs. Robertson and Segal.

        The Audit Committee is responsible for reviewing the adequacy of the Company's system of internal financial controls, recommending to the Board of Directors the appointment of the independent auditor and evaluating the proposed scope of the independent auditor's audit, evaluating the independent auditor's performance and fee arrangement, conducting a post-audit review of the Company's financial statements and audit findings in advance of publication, and reviewing in advance proposed changes in the Company's accounting methods. The Audit Committee is comprised of Messrs. Robertson, Segal and Thompson.

        The Nominating Committee identifies individuals as nominees for election as directors and officers of the Company. The full Board of Directors currently serves as the Nominating Committee.

        During the fiscal year ended March 31, 2002, the Board of Directors met four times and the Compensation Committee met one time. The Audit Committee met once during the fiscal year ended March 31, 2002. Each of the current directors of the Company attended all of the meetings of the Board of Directors and committee meetings of which he was a member. During intervals between meetings, the directors engage in informal discussions among themselves and management of the Company regarding the business and operations of the Company and, in some instances, take action by consent in lieu of a meeting. During fiscal 2002, the Board of Directors took action by unanimous consent without a meeting two times.

Report of the Audit Committee

        The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

        As set forth in more detail in the Audit Committee charter, the Audit Committee's primary responsibilities include:

  •
  oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

  •
  oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and

  •
  oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy.

        The Audit Committee recommends the selection of the Company's independent auditors to the Board of Directors and meets with the Company's independent auditors to discuss the scope and to review the results of the annual audit.

        The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's Charter. To carry out its responsibilities, the Audit Committee met one time during fiscal 2002.

        Each of the directors who serve on this committee is "Independent" for purposes of the The Nasdaq Stock Market's listing standards. That is, the Board of Directors has determined that each of the members of the Audit Committee does not have any relationship with the Company that may interfere with the Audit Committee's independence from the Company and its management.

        The Audit Committee has reviewed the Company's consolidated financial statements and met with both management and Arthur Andersen LLP, the Company's independent auditors, for the fiscal year ended March 31, 2002, to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee has received from and discussed with Arthur Andersen LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee has also discussed with Arthur Andersen LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, for filing with the Securities and Exchange Commission.

Members of the Audit Committee
William J. Thompson, Chairman Kenneth H. Robertson Joel M. Segal

Compensation of Directors

        Directors who are not employees of the Company are paid $10,000 per year, and all directors are reimbursed for reasonable expenses incurred in attending meetings. The Company pays its directors in equal quarterly installments.

Executive Compensation

        The following table summarizes the compensation paid or accrued by the Company during the fiscal years ended March 31, 2002, 2001, and 2000, to the Company's chief executive officer. No other person who served as an executive officer during fiscal 2002 had compensation for fiscal 2002 that exceeded $100,000.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation	Securities Underlying Options	All Other Compensation
Robert P. Scherer, Jr. Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	$ $ $	149,999 149,994 151,148	— — —	— — —	50,000 — —	$739 — —	(1)

(1)
All Other Compensation for Mr. Scherer in fiscal 2002 was related to term life insurance payments.

Stock Option Plans

General

        The Company maintains the Scherer Healthcare, Inc. 1994 Stock Incentive Plan (the "1994 Stock Incentive Plan") to attract and retain key executive personnel, directors and advisors, and to encourage their continued employment with and service to the Company. The Company previously maintained the Scherer Healthcare, Inc. 1987 Stock Option Plan, the 1987 Long-Term Incentive Plan and the 1988 Stock Option Plan. The 1994 Stock Incentive Plan is the only plan with options available for future grant.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table outlines the securities of the Company authorized for issuance under equity compensation plans as of March 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans, warrants and rights
Equity compensation plans approved by security holders	445,000	$3.86	505,000
Equity compensation plans not approved by security holders	—	—	—

Total	445,000	$3.86	505,000

Option Grants in Last Fiscal Year

        The following table sets forth all individual grants of stock options during the year ended March 31, 2002, to the named executive officer:

	Number of Securities Underlying Option Granted	Percent of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(1)
Name			Exercise or Base Price Per Share	Expiration Date
					5%	10%
Robert P. Scherer, Jr.	50,000	26.31%	$3.25	5/17/06	$45,000	$99,000

(1)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of the Company's common stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of our common stock to date.

Option Exercises

        The following table sets forth the number of shares of common stock acquired upon the exercise of options by the named executive officer during the fiscal year ended March 31, 2002, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by unexercised options (both exercisable and unexercisable) as of March 31, 2002, and (ii) the respective value of "in-the-money" options, which represents the positive spread between the exercise price of existing options and the fair market value of the Company's common stock at March 28, 2002, the last trading day of the Company's most recent fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert P. Scherer, Jr.	—	—	66,667	33,333	$114,667	$18,333

(1)
Based on the fair market value of the Company's common stock as of March 28, 2002 (the last trading day of the Company's most recent fiscal year), of $3.80 per share as reported on The Nasdaq Stock Market, less the exercise price payable upon exercise of such options.

Limitation of Liability and Indemnification of Officers and Directors

        The Company's Certificate of Incorporation provides that the liability of the Company's directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law and that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted under Delaware law. The Company's Certificate of Incorporation provides that its directors will not be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except if the director:

  •
  is liable under Section 174 of the Delaware General Corporation Law;

  •
  has breached the director's duty of loyalty to the Company or its stockholders;

  •
  has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law; or

  •
  has derived an improper personal benefit.

        If Delaware law is amended to provide for further limitations or to reduce the limitations on the personal liability of directors of corporations for breach of duty to care or other duty as a director, then the personal liability of the directors will be so further limited to the greatest extent permitted by Delaware law.

        The Company maintains a directors' and officers' liability insurance policy.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        The following non-employee directors were members of the Compensation Committee of the Board of Directors during the fiscal year ending March 31, 2002: Messrs. Robertson and Segal. None of the members of the Compensation Committee is an executive officer of the Company.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors of the Company is composed of Kenneth H. Robertson and Joel M. Segal. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to compensation policies. The Compensation Committee approves the compensation of executive officers paid by the Company and determines their compensation. The Compensation Committee is also responsible for the granting and administration of stock options.

        The Compensation Committee has furnished the following report for fiscal 2002:

Compensation Philosophy

        The objectives of the Company's executive compensation program are to provide a level of compensation that will attract, retain, and motivate executives capable of achieving long-term success for the Company's stockholders in terms of increasing Company and stockholder value.

Executive Officer Compensation

        General.    There are three main components of the executive compensation program: (i) base salary; (ii) potential annual cash bonus; and (iii) periodic awards of stock options or other equity participation to encourage achievement over time and to align executive officer and stockholder interests. Executive officers are eligible for the same benefits, including group health, life, and disability insurance and participation in the Scherer Healthcare, Inc. 401(k) Retirement and Savings Plan, as are available generally to the Company's and its subsidiaries' non-union employees. Perquisites provided to executive officers are not material.

        Annual Salary.    The Compensation Committee determines the salary of the executive officers, with the objective of assuring that salary levels are competitive. The salary levels are determined by considering duties and responsibilities of the officers and their impact upon the operations and the growth in value of the Company. The level of equity or potential equity participation in the Company is considered in establishing compensation levels.

        Incentive Compensation.    The Compensation Committee determines any incentive compensation on an annual basis. The Compensation Committee determines bonus awards on a subjective basis, taking into account activities and accomplishments for the fiscal year. The Compensation Committee has not granted any bonus awards to the named executive officer for fiscal 2002.

        Stock Option Awards.    Stock options are granted to executive officers and to other employees on a periodic basis, with vesting over several years. Awards are made at a level that is considered to provide a meaningful incentive to the executive officers. The Company granted options to purchase 50,000 shares of the Company's common stock to the named executive officer during fiscal 2002.

Compensation of the Chief Executive Officer

        Robert P. Scherer, Jr. serves as the chairman of the Board of Directors, president and chief executive officer of the Company. Prior to April 1999, the Company did not pay any salary or bonus to Mr. Scherer. Beginning in April 1999, the Company began paying Mr. Scherer a salary of $150,000 per year. The Compensation Committee annually reviews the performance and compensation of the chief executive officer based on the assessment of his past performance and its expectation of his future contributions to the Company's performance. The Compensation Committee believes the compensation paid to Mr. Scherer in fiscal 2002 was reasonable.

Compensation Committee
Kenneth H. Robertson Joel M. Segal

Stockholder Return Performance Graph

        The Company's common stock is listed for trading on The Nasdaq National Market under the symbol "SCHR." The price information reflected for the Company's common stock in the following performance graph and accompanying table is based upon the closing sales prices of the common stock on the dates indicated as reported by Nasdaq assuming a $100 investment on March 31, 1997. The performance graph compares the Company's cumulative total stockholder return with the Nasdaq Stock Market Total Return Index and the Nasdaq Health Services Stock Index. The graph assumes that the value of the investment in each index was $100 on March 31, 1997. The stockholder return reflected below for the five year historical period may not be indicative of future performance.

Comparison Return Performance Graph

        COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SCHERER HEALTHCARE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ HEALTH SERVICES INDEX

	1997	1998	1999	2000	2001	2002
Scherer Healthcare, Inc.	$100.00	$153.85	$143.59	$148.72	$143.59	$155.90
Nasdaq Stock Market (U.S.)	$100.00	$151.57	$204.77	$380.94	$152.35	$153.42
Nasdaq Health Services	$100.00	$120.56	$83.40	$77.93	$94.43	$116.03

*
$100 invested on 3/31/97 in stock or index—including reinvestment of dividends.
Fiscal year ending March 31.

Compliance with Section 16(A) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's directors and executive officers and persons who own more than 10% of the Company's common stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the Company's common stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, executive officers and persons owning more than 10% of the Company's common stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, the Company believes that during the fiscal year ended March 31, 2002, all filing requirements applicable to its directors, executive officers and owners of more than 10% of its common stock were complied with in a timely manner.

Information Regarding Our Independent Accountants

        Arthur Andersen LLP ("Arthur Andersen") served as the Company's independent public accountant for the year ended March 31, 2002. On July 25, 2002, the Board of Directors, upon recommendation of the Audit Committee, decided to dismiss Arthur Andersen as the Company's principal public accountants and to engage Deloitte & Touche LLP ("Deloitte & Touche") to serve as the Company's principal public accountants, subject to Deloitte & Touche's customary client acceptance procedures, for the fiscal year ending March 31, 2003.

        Arthur Andersen's reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended March 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the Company's two most recent fiscal years ended March 31, 2002, and the subsequent interim period through July 24, 2002:

  •
  there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports;

  •
  there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities And Exchange Commission; and

  •
  the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) or Regulation S-K promulgated by the Securities and Exchange Commission.

        A representative of Deloitte & Touche is expected to be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions. Representatives from Arthur Andersen will not be present.

Audit Fees

        The aggregate fees billed by Arthur Andersen for professional services rendered in connection with the audit of the Company's financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, as well as for the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q during the fiscal year ended March 31, 2002, totaled $87,125.

Financial Information Systems Design and Implementation Fees

        No fees other than those described above under the caption "Audit Fees" and those described below under "All Other Fees" were billed to the Company by Arthur Andersen for professional services in the fiscal year ended March 31, 2002.

All Other Fees

        The aggregate fees billed by Arthur Andersen LLP for professional services rendered other than as stated above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation of Fees" totaled $9,640 in fiscal 2002. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Arthur Andersen LLP.

Stockholders' Proposals for the 2003 Annual Meeting

        Proposals of stockholders, including nominations for the Board of Directors, intended to be represented at the 2003 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its executive offices in Atlanta, Georgia, on or before April 17, 2003, to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. Any stockholder proposal must be in writing and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such stockholder, (iv) the dates on which the stockholder acquired the shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of the stockholder in the proposal, (vii) a statement in support of the proposal and (viii) any other information required by the rules and regulations of the Securities and Exchange Commission.

Other Matters that May Come Before the Annual Meeting

        The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

Atlanta, Georgia
August 15, 2002

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ ROBERT P. SCHERER, JR. Robert P. Scherer, Jr. Chairman of the Board, President, and Chief Executive Officer

        The Company's 2002 Annual Report, which includes audited financial statements, has been mailed to stockholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

REVOCABLE PROXY
COMMON STOCK
SCHERER HEALTHCARE, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned hereby appoints Donald P. Zima and Debra Poston, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of Scherer Healthcare, Inc. (the "Company") which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held in the Princeton Hall Room at 4403 Northside Parkway, Atlanta, Georgia 30327, on September 18, 2002, at 10:00 a.m., local time, and at any and all adjournments and postponements thereof, as indicated on the reverse side hereof with respect to all matters set forth in the Proxy Statement dated August 15, 2002, and all supplements and amendments thereto, and in their discretion upon all matters incident to the conduct of such Annual Meeting and all matters presented at the Annual Meeting but which are not known to the Board of Directors of the Company at the time of the solicitation of this proxy. The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to vote at the Annual Meeting or any adjournment or postponement thereof.

        The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice of such revocation to the Secretary of the Company, by executing and delivering to the Secretary of the Company a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person. If the undersigned withdraws this proxy in the manner described above and prior to the Annual Meeting does not submit a duly executed and later dated proxy card to the Company, the undersigned may vote in person at the Annual Meeting all shares of common stock of the Company owned of record by the undersigned as of the record date of August 5, 2002.

        Please complete, date and sign on reverse side and mail this proxy card in the enclosed postage-paid envelope.

        Please mark, date, and sign this proxy card on the reverse side exactly as your name(s) appear(s) hereon. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

Scherer Healthcare, Inc.

Mark box at right if an address change or comment has been noted on the reverse side of this card	☐
Mark box at right if you plan to attend the Annual Meeting	☐
The Board of Directors recommends a vote "FOR" the Proposal listed below.
    1.
    Elect as directors the five nominees listed below to serve until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below).

    ☐
    FOR ALL NOMINEES listed (except as marked to the contrary below).

    ☐
    WITHHOLD AUTHORITY to vote for all nominees listed below.

    Stephen Lukas, Sr., Kenneth H. Robertson, Robert P. Scherer, Jr., Joel M. Segal and William J. Thompson

    INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

Signature
Signature, if shares held jointly
Date

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, SEPTEMBER 18, 2002
PROXY STATEMENT
SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
Summary Compensation Table
Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values
Stockholder Return Performance Graph
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